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                                                                   Exhibit 3.1


                             CERTIFICATE OF INCORPORATION

                                         OF

                                   XENON 2, INC.


         The undersigned, for the purpose of organizing a corporation (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware ("General Corporation Law"), does make and file this Certificate of Incorporation and does hereby certify as follows:

         FIRST: NAME: The name of the corporation is Xenon 2, Inc.

         SECOND: REGISTERED OFFICE: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New
Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: PURPOSES: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: AUTHORIZED SHARES: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 100 shares of Common Stock with $.0001 par value per share.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

                Allen Weingarten, Esq.
                c/o Morrison & Foerster LLP
                1290 Avenue of the Americas
                New York, NY 10104

        SIXTH: BYLAWS: The board of directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by the General Corporation Law.

         SEVENTH: MEETINGS, ELECTIONS: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware as such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws so provide.

         EIGHTH: COMPROMISE OF ARRANGEMENT: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within



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the State of Delaware may, on the application in a summary way of the
Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

         NINTH: EXCULPATION: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's Duty of Loyalty (as herein defined) to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision, Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit.

         TENTH: RESERVATION OF AMENDMENT POWER: Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         I, the undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this a certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 7th day of May, 1999


                                         INCORPORATOR:

                                            /s/ Allen Weingarten
                                         ------------------------
                                         Allen Weingarten



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